SPROTT FUNDS TRUST N-14

Exhibit 11(b)

January 25, 2022

Sprott Funds Trust

200 Bay Street, Suite 2600,

Toronto, Ontario, Canada M5J2J1

Re:	Sprott Funds Trust; File No. 333-261501

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 under the Securities Act of 1933, as amended, to the Sprott Funds Trust Registration Statement on Form N-14. We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 2 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP

Thompson Hine LLP